Exhibit 99(a)(1)(E)

        RIO TINTO CANADA HOLDING INC.,

an indirect wholly-owned subsidiary of

Rio Tinto plc,
OFFERS TO PURCHASE FOR CASH
all of the outstanding Common Shares
of
ALCAN INC.
at a price of
U.S.$101 Per Common Share

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 6:00 P.M., EASTERN TIME,
ON SEPTEMBER 24, 2007, UNLESS EXTENDED OR WITHDRAWN BY THE OFFEROR.

July 24, 2007

To Our Clients:

        Enclosed for your consideration is a take-over bid circular dated July 24, 2007 (the "Circular"), and the related Letter of Transmittal and Notice of Guaranteed Delivery relating to the offer (the "Offer") made by Rio Tinto Canada Holding Inc. (the "Offeror"), a corporation incorporated under the laws of Canada, and an indirect wholly-owned subsidiary of Rio Tinto plc, a public limited company organized under the laws of England and Wales ("Rio Tinto"), to purchase each issued and outstanding common share of Alcan Inc., a corporation incorporated under the laws of Canada ("Alcan"), together with the associated rights (the "Alcan Rights," and together with the common shares of Alcan, the "Alcan Common Shares") issued and outstanding under Alcan's Shareholder Rights Plan, for U.S.$101.00 (equivalent to Cdn$105.44 based on the July 20, 2007 Bank of Canada Noon Rate) per Alcan Common Share in cash (less any applicable withholding taxes and without interest) (the "Offer Consideration").

        Capitalized terms used but not defined in this letter which are defined in the Circular have the meanings given to them in the Circular.

        The Offer is subject to the terms and conditions set forth in the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, including, without limitation, there having been properly deposited under the Offer and not withdrawn that number of Alcan Common Shares that, when added to the Alcan Common Shares then owned by the Offeror, constitutes at least 66 2/3% of the Alcan Common Shares outstanding (calculated on a fully diluted basis) at the time Alcan Common Shares are taken up under the Offer. The conditions of the Offer are set forth in the section of the Circular entitled "Offer — Conditions of the Offer." Subject to applicable law and the Support Agreement, the Offeror reserves the right to withdraw the Offer and to not take up and pay for any Alcan Common Shares deposited pursuant to the Offer unless each of the conditions of the Offer is satisfied or waived by the Offeror at or immediately prior to the Expiry Time. The Offer is not conditional upon the Offeror's entering into any financing arrangements and is not subject to any financing condition.

        We are the holder of record of Alcan Common Shares and/or Alcan Rights, if applicable, held by us for your account. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to deposit Alcan Common Shares and/or Alcan Rights, if applicable, held by us for your account. A deposit of such Alcan Common Shares and/or Alcan Rights, if applicable, can be made only by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish to have us deposit on your behalf any or all of the Alcan Common Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The Offer is being made for all issued and outstanding Alcan Common Shares.

  2.
  The Offer will expire at 6:00 p.m., Eastern Time, on September 24, 2007, unless the Offer is extended or withdrawn by the Offeror.

  3.
  Alcan shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Alcan Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer (if the Offeror decides to form a Soliciting Dealer Group), in Canada, or Dealer Manager to accept the Offer or, except as set forth in the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Alcan Common Shares or Alcan Rights, if applicable, to the Offeror pursuant to the Offer. However, a broker or nominee through whom a shareholder owns Alcan Common Shares may charge a fee to deposit Alcan Common Shares and Alcan Rights, if applicable, on behalf of the Alcan shareholder. Alcan shareholders should contact their broker or dealer to determine whether any charges will apply.

  4.
  The Offer Consideration payable to Alcan shareholders by the Offeror will be reduced by applicable withholding taxes.

  5.
  Under no circumstances will interest accrue or be paid on the Offer Consideration by the Offeror or the Depositary to persons who have deposited Alcan Common Shares under the Offer, regardless of any delay in making such payment.

        We urge you to read the enclosed Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery regarding the Offer carefully before instructing us to deposit your Alcan Common Shares or Alcan Rights, if applicable.

        If you wish to have us deposit any or all of the Alcan Common Shares and Alcan Rights, if applicable, held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a deposit of your Alcan Common Shares and Alcan Rights, if applicable, all such Alcan Common Shares and Alcan Rights will be deposited unless otherwise specified in your instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a deposit on your behalf before the expiration of the Offer.

        While the Offer is being made to all holders of Alcan Common Shares, this document does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer in any such jurisdiction. Any holder of Alcan Common Shares in a jurisdiction in which such an offer or solicitation is unlawful may collect copies of this Circular and related documents at the offices of the Depositary set forth on the back cover of the Circular.

Instructions with Respect to the offer by

RIO TINTO CANADA HOLDING INC.,
an indirect wholly-owned subsidiary of

Rio Tinto plc,
TO PURCHASE FOR CASH
all of the outstanding Common Shares
of
ALCAN INC.
at a price of
U.S.$101 Per Common Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed take-over bid circular dated July 24, 2007 (the "Circular"), and the related Letter of Transmittal (the "Letter of Transmittal") and Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery") relating to the offer (the "Offer") by Rio Tinto Canada Holding Inc. (the "Offeror"), a corporation incorporated under the laws of Canada, and an indirect wholly-owned subsidiary of Rio Tinto plc, a public limited company organized under the laws of England and Wales ("Rio Tinto"), to purchase all of the issued and outstanding common shares of Alcan Inc., a corporation incorporated under the laws of Canada ("Alcan"), together with the associated rights (the "Alcan Rights" and, together with the common shares of Alcan, the "Alcan Common Shares") issued and outstanding under Alcan's Shareholder Rights Plan, for U.S.$101.00 (equivalent to Cdn$105.44 based on the July 20, 2007 Bank of Canada Noon Rate) per Alcan Common Share in cash (less any applicable withholding taxes and without interest).

        This will instruct you to deposit under the Offer the number of Alcan Common Shares (including associated Alcan Rights) indicated below (or, if no number is indicated below, all Alcan Common Shares and Alcan Rights, if applicable) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery furnished to the undersigned.

Number of Alcan Common Shares to be deposited,
including associated Alcan Rights*:	Account Number:

SIGN BELOW

Signature(s):
Dated:	, 2007
Please print name(s):
Address:
Area Code and
Telephone Number:
Social Insurance Number, Taxpayer Identification Number(s)
or Social Security Number(s):

*  Unless otherwise indicated, it will be assumed that all of your Alcan Common Shares and Alcan Rights, if applicable, held by us for your account are to be deposited.